Exhibit 10.8

COPYRIGHT LICENSE AGREEMENT AND OTHER COVENANTS

By instrument, on the one part,

EDITORA E DISTRIBUIDORA EDUCACIONAL S.A., a corporation with its principal place of business in the city of Belo Horizonte, State of Minas Gerais, at Avenida Prudente de Morais, No. 1602, Suite 101, Cidade Jardim district, postal code (CEP) 30.380-000, enrolled with the National Corporate Taxpayer Register (CNPJ/MF) under No. 38.733.648/0014-64, hereinafter referred to as LICENSOR;

And, on the other part;

SOMOS SISTEMAS DE ENSINO S.A., a corporation with its principal place of business in the city of São Paulo, State of São Paulo, at Rodovia Presidente Dutra, km 136, bloco 03, módulo 01, Eugênio de Mello, city of São José dos Campos, State of São Paulo, CEP 12247-004, enrolled with the National Corporate Taxpayer Register (CNPJ/MF) under No. 49.323.314/0001-14, hereinafter referred to as LICENSEE,

LICENSOR and LICENSEE are hereinafter jointly referred to as “Parties”

WHEREAS:

(i) LICENSOR is the beneficial owner and/or legally, regularly legitimized to license the copyrights and other rights to use works of various types, all of which are listed and specified in Exhibit I hereto, (hereinafter simply referred to as “Contents”);

(ii) LICENSEE intends to obtain an exclusive license to use and exploit the copyrights and use and exploitation rights arising from or in any way relating to the Contents, upon the exact terms, conditions and limitations set out in this License Agreement;

NOW, THEREFORE, the Parties have agreed to enter into this Copyright License Agreement and other Covenants (hereinafter simply referred to as “License Agreement”), which shall be governed by the applicable laws and the following terms and conditions:

LICENSE

1. LICENSOR hereby grants free of charge to LICENSEE a nonexclusive license to exploit and use copyrights and other use and exploitation rights relating to the Contents solely and exclusively for LICENSEE to carry out the manufacturing activities described herein. For the purposes of this Agreement, manufacturing activities encompass printing, finishing, packaging and delivery of the Contents in final format by LICENSEE, for subsequent distribution by LICENSOR to its customers and end consumers.

2. By this license, LICENSOR further represents and warrants that during the term of effectiveness of this License Agreement LICENSEE shall be authorized in the Brazilian territory and exclusively for the activities set forth in Section 1 above to:

(i) reproduce, publish and/or disclose, in whole or in part, the Contents and/or any of its elements, in whole or in part, by all physical or electronic means and/or all modalities as it thinks fit, including, without limitation, books, apostilles, computer, by all signal carrying technologies existing now or that may be created in the future and/or any other data support or record means existing now or that may be created in the future;

(ii) distribute the Contents and/or any of its elements, in whole or in part, by all physical or digital means, or any other support media existing now or that may be created in the future;

(iii) store the Contents or any elements thereof, in whole or in part, in computer, microfilming, own or third-party servers, HDs or any other record and/or data storage media existing now or that may be created in the future, provided that such storage is destroyed in the event of termination of this Agreement;

(iv) fix the Contents in any physical, audiovisual, digital or any other support existing now or that may be created in the future; and

(v) economically exploit the Contents solely and exclusively for the benefit of LICENSOR, provided that it may not economically exploit the Contents for the benefit of any third parties.

All such events from items (i) through (v), at its sole discretion, and as many times as LICENSEE thinks fit, with no need for authorization or approval of LICENSOR, or any remuneration or indemnification due to LICENSOR.

TERM OF EFFECTIVENESS

3. This License Agreement shall be in force for three (3) years from the date of execution hereof, except if terminated as set forth Section 5 below.

3.1. After the term set forth above has lapsed, this License Agreement shall be automatically terminated, irrespective of court or out-of-court notice by either Party.

3.2. This License Agreement may only be extended by a specific written instrument duly signed by the Parties for that purpose. The interest of either Party to extend this License Agreement shall be stated in writing within sixty (60) days before the expiration date set forth in the introductory paragraph.

INDEMNIFICATION

4. LICENSOR undertakes, during the term of this License Agreement or at any time after termination hereof, for any reason, to indemnify, defend and hold LICENSEE, its subsidiaries and affiliates, its respective shareholders and agents, officials, officers and employees harmless from any and all costs, actions, claims, measures, loses, responsibilities, damages, facts and/or expenses due and/or claimed by any third parties (including, without limitation, burden of defeat, awards, costs, fees and/or administrative, court or any other emoluments, as well as expenses arising from attorneys’ fees and any other expenses) arising from or in any way relating to:

(i) any fact relating to the title and/or use of the Contents, in Brazil and abroad, before the date of execution of this License Agreement and during the term of effectiveness hereof;

(ii) any assignment, transfer, license and/or any other possible deal or agreement in relation to the Contents, before the date of execution of this License Agreement and during the term of effectiveness hereof; and

(iii) any use or exploitation of the Contents other than set forth in this Agreement.

TERMINATION

5. This License Agreement may be terminated by either Party:

(i) in case of acts of God or events of force majeure under the applicable law;

(ii) in the event it becomes impossible to enforce this License Agreement as a result of acts, decisions and/or orders by any relevant governmental, administrative and/or judicial authority, in accordance with the commitments now in force;

(iii) in cases of bankruptcy, judicial reorganization, dissolution or liquidation of either Party;

(iv) in case any of the obligations set forth in this License Agreement are not complied with, and such noncompliance is not cured within fifteen (15) days from the date of receipt, by either Party, of written notice by the other party, with details of the alleged default.

GENERAL PROVISIONS

6. This Agreement is the entire agreement by the parties regarding the subject matter hereof and supersedes any other written or oral agreement previously executed by the parties.

7. Invalidity, illegality, unenforceability or nullity affecting any of the clauses of this Agreement shall not affect the validity or effectiveness of the other clauses.

8. Forbearance or failure by either Party to exercise the rights set forth in this Agreement shall not result in novation or waiver of such rights, which may be exercised at any time.

9. Duly demonstrated breach of professional secrecy, without express authorization of the other party, shall give rise to immediate termination of this Agreement, with no burden for the non-defaulting party, and the defaulting party shall be subject to the penalties set forth in the applicable law, without prejudice to indemnification for losses and damages caused by the loss of secrecy.

10. In order to settle any disputes arising from this Agreement, the parties elect the Judicial District of the Capital City of the State of São Paulo, with the exclusion of any other, however privileged.

IN WITNESS WHEREOF, the parties execute this instrument in two (2) counterparts of equal content and form for only one purpose, in the presence of the undersigned witnesses.

São Paulo, November 11, 2019.

(sgd)

EDITORA E DISTRIBUIDORA EDUCACIONAL S.A.

(sgd)

SOMOS SISTEMAS DE ENSINO S.A.

(sgd)	(sgd)

Guilherme Melega	Mario Ghio

Vice President of K12 Business	Chief Executive Officer

Witnesses

1.—

Name:

ID (RG)

2.—

Name:

ID (RG)

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